SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LMI AEROSPACE, INC. (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title to each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LMI AEROSPACE, INC.
3600 Mueller Road
St. Charles, Missouri 63302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 24, 2001

TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of LMI Aerospace, Inc., a Missouri corporation, will be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time on Thursday, May 24, 2001 for the following purposes:

1.	To elect three Class III Directors for a term expiring in 2004 or until their successors are elected and qualified;

2.	To consider and approve a proposal to amend the Company's Restated Articles of Incorporation to eliminate certain director liability to the extent permitted by Missouri law;

3.	To ratify the selection of Ernst & Young LLP to serve as the Company's independent auditor; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 30, 2001, as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of all Shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each Shareholder, will be open during usual business hours to the examination of any Shareholder for any purpose germane to the annual meeting for ten days prior to the meeting at the office of the Company set forth above.

A copy of the Company’s annual report for its fiscal year ended December 31, 2000, accompanies this notice.

By Order of the Board of Directors

LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
May 2, 2001

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

LMI AEROSPACE, INC.
3600 Mueller Road
St. Charles, Missouri 63302

PROXY STATEMENT

Solicitation of Proxies

         The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time on Thursday, May 24, 2001, or at any adjournment thereof. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to Shareholders on or about May 2, 2001. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes.

         In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally or by mail, telephone, or telegraph if proxies are not promptly received. The cost of solicitation will be borne by the Company. However, except with respect to printing and mailing expenses, the Company does not expect to incur out-of-pocket expenses in soliciting proxies. Banks, brokers, and other custodians, nominees, and fiduciaries will be requested to send proxy materials to beneficial owners and to request voting instruction. The Company will reimburse them for their out-of-pocket expenses in so doing.

Revocation of Proxy

         If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, Lawrence E. Dickinson, in writing of such revocation at any time prior to the voting of the proxy. An executed proxy with a later date will also revoke a previously furnished proxy.

Record Date

         Only Shareholders of record at the close of business on April 30, 2001 will be entitled to vote at the meeting or any adjournment thereof.

Actions to be Taken Under Proxy

         Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Ronald S. Saks, or, if unable or unwilling to serve, Lawrence E. Dickinson, will vote:

1.	FOR the election of the persons named herein as nominees for Class III Directors of the Company for a term expiring at the 2004 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	FOR the adoption of the proposal to amend the Company's Restated Articles of Incorporation to eliminate certain director liability to the extent permitted by Missouri law;

3.	FOR the ratification of the engagement of Ernst & Young LLP as the Company's independent auditor; and

4.	According to such person's judgment on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve.

Voting Securities and Voting Rights

         On April 30, 2001, the record date of the Shareholders entitled to vote at the Annual Meeting, there were outstanding 8,080,518 shares of Common Stock $0.02 par value per share, value of the Company, each of which is entitled to one vote on all matters submitted, including the election of directors.

         A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each person nominated for Director. Shares present at the meeting but which abstain or are represented by proxies which are marked "WITHHOLD AUTHORITY" with respect to the election of any person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of directors. Broker non-votes will not be treated as shares represented at the meeting with respect to the election of directors, and therefore will have no effect.

         The vote required for the approval of Proposal 2 - Amendment to Restated Articles of Incorporation, is the affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to notice of such vote at the Annual Meeting. Shares not present at the meeting shall have the same effect as a vote against the amendment. Shares present at the Annual Meeting but which abstain with respect to the amendment (including proxies that deny discretionary authority with respect to the amendment) as well as broker non-votes will have the same effect as votes against the amendment.

         The vote required for the approval of Proposal 3- Ratification of Ernst & Young as Independent Auditor, as well as any other matter brought before the meeting, will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Shares not present at the meeting will not effect the outcome as to any such matter. Shares present at the meeting which abstain (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter. Broker non-votes will not be treated as shares represented at the meeting as to such matter(s) voted on and therefore will have no effect.

         Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of March 27, 2001 with respect to each person known by the Company to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

     Name and Address of             Amount and Nature of       Percent of
      Beneficial Owner               Beneficial Ownership(1)      Class

Ronald S. Saks                            2,791,212(2)            33.9%
3030 N. Highway 94
St. Charles, Missouri  63302

Union Planters Trust & Investment
Management, as trustee                    1,011,980(3)            12.3%
of Profit Sharing Plan
1401 South Brentwood Blvd., 9th Floor
St. Louis, Missouri  63144

Joseph and Geraldine Burstein               602,296(4)             7.3%
536 Fairways
St. Louis, Missouri  63141

(1)	Reflects the number of shares outstanding on March 27, 2001, and, with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as “currently exercisable options”).

(2)	Includes 38,639 shares held by Union Planters Trust & Investment Management for the benefit of Mr. Saks. Also includes 2,752,573 shares of Common Stock held of record by the Ronald S. Saks Revocable Trust U/T/A dated June 21, 1991, for which Mr. Saks is the trustee.

(3)	All such shares of Common Stock are held for the benefit of the Profit Sharing Plan. The shares subject to the Profit Sharing Plan include shares beneficially owned by: (i) Ronald S. Saks (38,639); (ii) Lawrence J. LeGrand (2,688); (iii) Duane E. Hahn (63,495); and Ernest T. Kretschmar (33,722).

(4)	Includes 599,296 shares of Common Stock held of record by the Joseph Burstein Revocable Trust U/T/A dated August 20, 1983 for which Mr. and Mrs. Burstein are Co-Trustees. Also includes 3,000 shares of Common Stock issuable upon the exercise of an immediately exercisable option to purchase such shares.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of March 27, 2001, the beneficial ownership of each current director (including the nominees for election as directors), each of the officers named in the Summary Compensation Table set forth herein, the executive officers and directors as a group of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                                     Amount and
                                     Nature of
Name of                              Beneficial
Beneficial Owner                     Ownership(1)        Percentage of Class
----------------                     ----------------    -------------------

Ronald S. Saks                        2,791,212(2)             33.9%
Joseph and Geraldine Burstein           602,296(3)              7.3%
Duane E. Hahn                           360,795(4)              4.4%
Sanford S. Neuman                       301,240(5)              3.7%
Lawrence J. LeGrand                     236,888(6)              2.9%
Ernest T. Kretschmar                     84,404(7)              1.0%
Tom D. Baker                             48,000(8)                 *
Alfred H. Kerth, III                     18,000(9)                 *
Thomas M. Gunn                            5,000(10)                *
Thomas G. Unger                           5,000(11)                *
Steven Marcus                                 0                 0.0%
All directors & executive
officers as a group                   4,707,664(12)            57.1%
(18 in group)

*  Less than 1%.

(1)	Reflects the number of shares outstanding on March 27, 2001, and, with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as "currently exercisable options").

(2)	See Note (2) to the table "Security Ownership of Certain Beneficial Owners."

(3)	See Note (4) to the table under "Security Ownership of Certain Beneficial Owners."

(4)	Includes 63,495 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Hahn. Also includes 1,200 shares of Common Stock issuable upon the exercise of an immediately exercisable option to purchase such shares.

(5)	Includes 2,688 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. LeGrand. Also includes 38,900 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(6)	Includes 282,940 shares held of record by a revocable trust of which Mr. Neuman, as trustee, has voting and investing power, and 15,300 shares held by certain trusts of which Mr. Neuman as trustee has voting and investing power. Also includes 3,000 shares of Common Stock issuable upon the exercise of an immediately exercisable option to purchase such shares.

(7)	Includes 33,794 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Kretschmar. Also includes 1,260 shares of Common Stock issuable upon the exercise of an immediately exercisable option to purchase such shares.

(8)	Includes 48,000 shares of Common Stock issued upon the exercise of immediately exercisable options to purchase such shares.

(9)	Includes 3,000 shares of Common Stock issued upon the exercise of immediately exercisable options to purchase such shares.

(10)	Includes 3,000 shares of Common Stock issued upon the exercise of immediately exercisable options to purchase such shares.

(11)	Includes 3,000 shares of Common Stock issued upon the exercise of immediately exercisable options to purchase such shares.

(12)	Includes 142,753 shares subject to currently exercisable options held by non-director executives of the Company and 15,000 shares subject to currently exercisable options held by directors of the Company.

PROPOSAL 1 - ELECTION OF DIRECTORS

INFORMATION ABOUT THE NOMINEES AND CURRENT DIRECTORS

         The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The term of each of the current Class III Directors expires at the 2001 Annual Meeting of Shareholders. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote for the election of the Class III nominees listed below to serve until the 2004 Annual Meeting of Shareholders.

         Lawrence J. LeGrand has notified the Company that he will not be standing for reelection and will retire from the Board of Directors effective May 24, 2001, the date of the Company's Annual Meeting of Shareholders. As a result, the Board has nominated Tom D. Baker, the Company's Chief Operating Officer, for election to the Board of Directors as a Class III director to replace Mr. LeGrand.

         The following table sets forth for each nominee and director continuing in office, such director's age, principal occupation for at least the last five years, present position with the Company, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class and expiration of such director's term as director.

CLASS III: TO BE ELECTED TO SERVE AS DIRECTOR UNTIL 2004

                                                                    SERVICE AS
   NAME             AGE     PRINCIPAL OCCUPATION                  DIRECTOR SINCE
   ----             ---     --------------------                  --------------

Ronald S. Saks      57    Chief Executive Officer                     1984
                          and President since 1984.

Joseph Burstein     73    Chairman of the Board of the                1984
                          Company since 1984.

Tom D. Baker        55    Chief Operating Officer of the               --
                          Company since January, 2000; prior
                          thereto, Executive Vice President of
                          Allied Automotive Group, a trucking
                          transportation company, since 1994.

              CLASS I: TO CONTINUE TO SERVE AS DIRECTOR UNTIL 2002

                                                                   SERVICE AS
   NAME             AGE      PRINCIPAL OCCUPATION                 DIRECTOR SINCE
   ----             ---      --------------------                 --------------

Sanford S. Neuman   65    Assistant Secretary of the Company;         1984
                          A member of the law firm, Gallop,
                          Johnson & Neuman, L.C. for more
                          than the last five years.

Duane E. Hahn       48    Vice President, Regional Manager since      1990
                          1996;  prior thereto, Vice President
                          and General Manager of the Auburn
                          facility  since 1988; prior thereto,
                          Assistant General Manager since 1984.

        CLASS II: TO CONTINUE TO SERVE AS DIRECTOR UNTIL 2003

                                                                    SERVICE AS
   NAME             AGE      PRINCIPAL OCCUPATION                 DIRECTOR SINCE
   ----             ---      --------------------                 --------------

Thomas M. Gunn      57    Retired. Prior to 1997, Senior Vice         1998
                          President of Business Development
                          for McDonnell Douglas.

Alfred H. Kerth,    49    President and Chief Operating Officer       1998
III                       of the Eads Center, a strategic
                          consulting service; prior thereto,
                          Senior Vice President and Senior
                          Partner at Fleishman-Hillard
                          in St. Louis since 1987.

Thomas Unger        52    Director of Fife Fabrication, Inc., a       1999
                          manufacturer of sheet metal parts and
                          assemblies, since early 1998; prior
                          thereto, Chief Executive Officer of
                          Tyee Aircraft since 1982.

Director’s Compensation

         The Company paid to each director who is not an employee of the Company $1,500 for each Board meeting or committee meeting attended, and reimbursed all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. No director who is an employee of the Company received compensation for services rendered as a director.

         The Company also maintains the Amended and Restated LMI Aerospace, Inc. 1998 Stock Option Plan, which provides for an automatic annual grant to the Company's non-employee directors of non-qualified stock options to purchase 3,000 shares of the Company's common stock. Such options are granted on the date of the Company's annual meeting of shareholders, with each option having an exercise price equal to the market value of the Company's Common Stock at the close of business on such date. The options granted to non-employee directors pursuant to the plan are immediately exercisable for a period ending on the earlier of the tenth anniversary of the date of grant or the termination of an optionee's status as a director of the Company; provided, however, that if such termination is the result of the death or disability of such non-employee director, such non-employee director, or his or her personal representative, shall have the same rights with respect to his or her options as those provided to employees of the Company.

Information Concerning the Board of Directors and Committees

         During the fiscal year that ended on December 31, 2000, the Board of Directors held four regular meetings and two special meetings. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he served.

         The Board of Directors has a standing Audit Committee and Compensation Committee. The Audit Committee comprised of Messrs. Gunn, Kerth and Unger, each of whom are "independent" pursuant to the standards imposed by the NASDAQ Stock Market. The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company and reviews the scope and results of the audits conducted by the Company's independent public accountants. During fiscal 2000, the Audit Committee met four times. The Audit Committee functions pursuant to a written charter, a copy of which is attached hereto as Appendix A.

         The Compensation Committee consisting of Messrs. Saks, LeGrand, Neuman, Kerth and Gunn, reviews the Company's remuneration policies and practices, including executive compensation, and administers the Company's stock option plans. During fiscal 2000 the Compensation Committee met four times.

         The Board of Directors evaluates and nominates qualified nominees for election or appointment as directors and qualified persons for selection as executive officers. The Board of Directors will give appropriate consideration to a written recommendation by a shareholder for the nomination of a qualified person to serve as a director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table reflects compensation paid or payable for fiscal years 2000, 1999 and 1998 with respect to the Company's chief executive officer and each of the four most highly compensated executive officers whose 2000 salaries and bonuses combined exceeded $100,000 in each instance.

                                ANNUAL COMPENSATION           LONG TERM COMPENSATION
                             ----------------------------------------------------------------
                                                        RESTRICTED
  NAME AND                                                STOCK     SECURITIES  ALL OTHER
  PRINCIPAL                   SALARY     BONUS            AWARD     UNDERLYING  COMPENSATION
  POSITION             YEAR   ($)(1)       ($)   OTHER    ($)(2)    OPTIONS (#)     ($)
---------------------------------------------------------------------------------------------

Ronald S. Saks........ 2000   240,200        0      0         0         0           0
President and CEO      1999   240,425        0      0         0         0           0
                       1998   240,515   70,508      0         0         0           0

Lawrence J. LeGrand... 2000   225,425        0      0         0         0           0
Executive Vice         1999   225,425        0      0         0    20,000           0
President (3)          1998   152,800   86,767      0   200,000    32,900           0

Tom D. Baker.......... 2000   178,485        0      0         0    40,000           0
Chief Operating
Officer(4)

Steven Marcus......... 2000   142,435   35,000      0         0         0           0
Chief Operating        1999    91,887   35,000      0         0    40,000           0
Officer(5)

Duane E. Hahn......... 2000   140,425    1,620      0         0         0           0
Vice President         1999   150,425   37,520      0         0     4,000           0
                       1998   150,515   83,796      0         0         0           0

Ernest T. Kretschmar.. 2000   128,225   12,018      0         0         0           0
Sales Manager          1999   123,425   12,088      0         0     4,200           0
(St. Charles, MO)      1998   118,515   19,101      0         0         0           0
(1)	Includes cash and common stock contributed to the Company's profit sharing and 401(k) plan.

(2)	The fair market value at the date of grant is deemed to have been $6.079 per share, based on an independent valuation obtained by the Company as of March 31, 1998, adjusted for a 2.29 to 1 stock dividend.

(3)	Mr. LeGrand resigned as the Company's Executive Vice-President on April 13, 2001.

(4)	Mr. Baker was appointed by the Board of Directors to serve as the Company's Chief Operating Officer on January 21, 2000.

(5)	Mr. Marcus resigned as the Company's Chief Operating Officer on January 7, 2000.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth certain information with respect to grants of stock options pursuant to the Company's 1998 Stock Option Plan (the "Option Plan") to each of the Named officers during the year ended December 31, 2000. No stock appreciation rights were granted to the Named Officers during such year.

              Individual Grants                                    Potential Realizable
                                                                   Value At Assumed Annual
                                                                   Rates Of Stock Price
                                                                   Appreciation For
                                                                   Option Term
-------------------------------------------------------------------------------------------
                              Percent Of
               Number of        Total
              Securities     Options/SARs  Exercise
              Underlying      Granted To   Of Base
             Options/SARs     Employees    Price     Expiration
Name          Granted (#)     In Fiscal     ($/Sh)     Date         5% ($)    10% ($)
 (a)              (b)           Year         (d)       (e)           (f)        (g)
                                (c)
-------------------------------------------------------------------------------------------

Tom D. Baker   40,000 (1)       30.7%       $3.38    1/24/10      $85,027   $215,474
(1)	The option listed above was granted at the average of the closing bid and ask price on the date of grant. The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Such rates are required by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future prices of the Common Stock.

There were no exercises of options for the year ended December 31, 2000.

Employment Arrangements with Named Officers

         As of January 1, 1997, the Company entered into an employment agreement with Ronald S. Saks providing for his employment as the Chief Executive Officer of the Company. The initial term of the agreement expires on December 31, 2002 and is automatically extended for successive one-year periods unless otherwise terminated by either party. Mr. Saks' employment agreement provides for an annual base salary of $240,000.00, payable in equal monthly installments. The agreement provides for a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $120,000.00.

         On January 1, 2000, the Company entered into an employment agreement with Duane E. Hahn providing for his employment as the Vice President of Continuous Improvement. The agreement is for a two-year period that automatically extends for successive one-year periods. Mr. Hahn's employment agreement provides for an annual base salary of $140,000 payable in equal monthly installments. Mr. Hahn is also entitled to a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $2.5 million. Such bonus is capped at $70,000.

         On January 21, 2000, the Company entered into an employment agreement with Tom D. Baker providing for his employment as the Chief Operating Officer. The agreement is for a one year term that automatically extends for successive one-year periods. Mr. Baker's employment agreement provides for an annual base salary of $190,000. Mr. Baker is also entitled to a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $95,000.

         All such employment agreements provide that in addition to the base salary and formula based performance bonus, the employees may receive such additional bonus as the Board may authorize, and shall also participate in any health, accident and life insurance programs and other benefits available to the employees of the Company. The employment agreements also provide that the employees are entitled to an annual paid vacation as well as the use of an automobile.

         Each employment agreement described above may be terminated upon: (i) the dissolution of the Corporation, (ii) the death or severe disability of the employee, or (iii) 10 days written notice by the Company to the employee upon breach or default by the employee of any terms of the agreement.

Compensation Committee Interlocks and Insider Participation

         The following persons are on the Compensation Committee of the Company: Ronald S. Saks, Lawrence J. LeGrand, Sanford S. Neuman, Thomas M. Gunn and Alfred H. Kerth, III. Mr. Saks is the President and Chief Executive Officer of the Company. Prior to his resignation as an officer of the Company on April 13, 2001, Mr. LeGrand was the Executive Vice President of the Company. Mr. Neuman is a member of the law firm, Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might be incorporated by reference in future filings, including this proxy statement, in whole or in part, the following Report of Compensation Committee on Executive Compensation shall not be incorporated into any such filings.

Overall Policy

         The Company's executive compensation program is designed to be closely linked to corporate performance and results via contractual agreements. The overall compensation plan provides the Company's executive officers with the opportunity to earn cash compensation based upon annual pretax income targets and to gain additional stock ownership to drive long term growth in value for all of the Company's shareholders. The Company's compensation strategy is to place significant portions of an executive's compensation package at risk, thereby motivating these individuals to execute the tactics necessary to insure continued growth and profitability.

         The Compensation Committee was formed in 1998 in conjunction with the Company's initial public offering. The contractual agreement with Mr. Saks was approved by the Board of Directors prior to the formation of the Compensation Committee. When the Board approved the current employment agreements it was apprised of competitive compensation levels of peers in the industry for similar job functions to create a guideline for evaluating the terms of each employment contract. Additionally, the Board was knowledgeable about the performance of each of the executives when assessing the appropriateness of each employment contract.

Compensation of the President and Chief Executive Officer

         The base salary and bonus package granted to Mr. Ronald S. Saks, President and Chief Executive Officer of the Company, was based upon compensation packages for presidents and chief executive officers of peer companies, performance of the Common Stock of the Company given the significant ownership Mr. Saks has in the Company, and the financial performance of the Company. Mr. Saks' base salary for 2000 and the remaining two years covered by his employment agreement is $240,000.00 per annum. Mr. Saks is eligible for a performance bonus of 3% of the Company's pre tax income above $5 million, not to exceed $120,000 in any fiscal year.

Ronald S. Saks
Lawrence J. LeGrand
Sanford S. Neuman
Alfred H. Kerth, III
Thomas M. Gunn

AUDIT COMMITTEE REPORT

         In connection with the December 31, 2000 financial statements, the Audit Committee has:

·	reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2000;

·	discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants; and

·	received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence; and

·	considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining the independence of the Company's independent auditors.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Thomas M. Gunn, Chairman of the Audit Committee
Thomas Unger, Member
Alfred H. Kerth III, Member

Fees Billed by Independent Public Accountants

         The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by Ernst & Young, LLP, the Company's principal accountant, for the year ended December 31, 2000:

                                                                    Amount
                                                                    ------

        Audit Fees(1)                                            $130,500.00
        Financial Information Systems Design
          and Implementation Fees(2)                                    0.00
        All Other Fees(3)                                          36,150.00
                                                                ------------
                                    TOTAL FEES                  $ 166,650.00
                                                                ============

(1)     Includes annual financial statement audit and limited quarterly review services.

(2)      No such services were provided by Ernst & Young, LLP for the most recent fiscal year.

(3)      Primarily represents income tax services.

Comparison of LMI Aerospace, Inc. Cumulative Total Return

         Set forth below is a line graph presentation comparing cumulative shareholder returns since June 30, 1998, the date of the Company's initial public offering, on an indexed basis with the Standard & Poor's Small Cap Aerospace/Defense Index (the "S & P Aerospace/Defense Index") which is a nationally recognized industry standard index, and an index of peer companies selected by the Company. The graph assumes the investment of $100 in LMI Aerospace, Inc. Common Stock, the S & P Aerospace/Defense Index, and the peer group index on June 30, 1998, as well as the reinvestment of all dividends. There can be no assurance that LMI Aerospace, Inc. stock performance will continue into the future with the same or similar trend depicted in the graph below.

         The peer group companies are weighted based on market capitalization and are as follows: Aerosonic Corp.; Allied Research Corp.; Ducommun; DRS Technologies Inc.; EDAC Technologies Corp.; EDO Corp.; First Aviation Services Inc.; Hawker Pacific Aerospace; Kellstrom; SIFCO Industries; and Spacehab Inc.

                                    [GRAPH]

                   6/30/98  12/31/98  6/30/99  12/31/99  6/30/00  12/31/00
                   -------  -------  --------  -------  --------  --------

LMI Aerospace,
Inc.                100       58        42        27      24         22

S&P Aerospace/
Defense Index       100      104        78        52      44         53

Self-Determined
Peer Group          100       71        62        55      54         50

Certain Transactions

         From time to time the Company has engaged in various transactions with certain of its directors, executive officers and other affiliated parties. The following paragraph summarizes certain information concerning certain transactions and relationships that have occurred during the past fiscal year or are currently proposed.

         Sanford S. Neuman, a director of the Company, is a member of the law firm, Gallop, Johnson & Neuman, L.C. which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

         The terms of the foregoing transactions were negotiated on an arm's-length basis. All future transactions between the Company and its officers, directors, principal shareholders and affiliates must be approved by a majority of the independent and disinterested outside directors.

Section 16(a) Beneficial Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company or written representations that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2000

PROPOSAL 2 – AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

Background

         The Company is incorporated under the General and Business Corporation Law of Missouri (the "Missouri Law"). The Missouri Law has long permitted a corporation to indemnify its directors (and officers) against expenses, judgments, settlement payments and other costs incurred in connection with litigation or similar proceedings, subject to certain limitations. The Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company provide for indemnification of directors to the fullest extent legally permissible under the Missouri Law.

         In addition, the Missouri Law permits a corporation to purchase and maintain, on behalf of its directors (and officers), insurance against liability incurred in their capacities as such, regardless of whether the corporation would have the power to indemnify against such liability under the Missouri Law. For example, such insurance may cover liability in connection with actions brought by or in the right of the corporation (such as a shareholder derivative suit), even though Missouri Law generally limits indemnification in such actions to expenses. As discussed more fully below, the Company currently maintains such directors' liability insurance.

Missouri Law Amendments

         The Missouri legislature recently enacted amendments (the "Act") to the Missouri Law that, among other things, permit a Missouri corporation to provide additional protection for directors by including in its articles of incorporation or bylaws a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for certain breaches of fiduciary duty as a director.

         The law of Missouri provides that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, the law holds directors to fiduciary duties of care and loyalty to the corporation and its shareholders.

         The Act authorizes a Missouri corporation to include in its articles of incorporation or bylaws a provision that eliminates or limits the ability of the corporation and its shareholders to recover monetary damages from a director for breach of fiduciary duty as a director; but the Act does not permit the elimination or limitation of the liability of a director for (i) any breach of duty of loyalty, (ii) acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend that is illegal under certain provisions of the Missouri Law, or (iv) any transaction from which the director derived an improper personal benefit.

         The Act does not change a director's duty of care, but it does authorize a corporation to eliminate monetary liability for violations of that duty. In addition, the Act does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty of care. In some circumstances, however, equitable remedies may not be available as a practical matter.

         Unless a future amendment to the Missouri Law that may further reduce possible director liability otherwise expressly requires shareholder approval to be effective as regards the Company, any further amendment to the Missouri Law will become legally effective in governing the Company without shareholder approval.

Proposed New Article Ten

         Although the Company has not experienced an inability to attract or retain directors in the past, the Board of Directors has determined that the ability of the Company to continue to attract and retain highly qualified directors will be enhanced by amending the Company's Restated Articles of Incorporation to eliminate the personal liability of its directors to the full extent permitted by the Act. The Company's Board of Directors has therefore approved, and recommends to the shareholders for their approval and adoption, an amendment to the Company's Restated Articles of Incorporation that would add a new Article Ten ("Article Ten") to read in its entirety as follows:

ARTICLE TEN

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Ten shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 351.345 of the General Corporation Law of Missouri, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ten shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director prior to such amendment or repeal.

         Section 351.345 of the Missouri Law provides that directors shall, under certain circumstances, be jointly and severally liable for knowing violations of certain requirements with respect to the payment of dividends.

Certain Effects of Article Ten

         Article Ten would eliminate personal liability of directors (while in office and thereafter) in their capacity as directors (but not officers or directors in their capacity as officers) of the Company to the Company or its shareholders to the full extent permitted by the Act. As a result, even if the Company's directors were to fail to satisfy their duty of care, they would not be liable for monetary damages. Article Ten would not, however, limit or eliminate the liability of a director for any act or omission occurring prior to the date when Article Ten becomes effective, or in any respect not permitted by the Act, such as for any violation of the duty of loyalty or for a knowing violation of the law. Article Ten would in no way affect a director's liability under the Federal securities laws.

         Adoption of Article Ten may have the effect of reducing the likelihood of derivative litigation against directors, and may also discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its shareholders. Article Ten provides that no amendment or repeal of Article Ten would apply or have any effect on the liability of a director for any acts or omissions occurring prior to such amendment or repeal.

         Adoption of Article Ten, therefore, would result in shareholders giving up the right to pursue causes of action for monetary damages against directors for breaches of their duty of care, including actions for damages arising from the conduct of directors in connection with take over proposals for the Company, even if such conduct involves negligent business decisions. The members of the Board of Directors, therefore, have a personal interest in proposing that Article Ten be adopted at the potential expense of shareholders.

         There is no litigation pending currently or previously instituted against the Board of Directors or its members that might have been affected by Article Ten had it been in effect at the time of any such litigation.

         Adoption of the amendment adding Article Ten to the Company's Restated Articles of Incorporation requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to notice of and vote at the Annual Meeting.

         If approved by the shareholders, Article Ten would become effective upon the filing with the Secretary of State of Missouri of a Certificate of Amendment to the Company's Restated Articles of Incorporation, which filing would take place shortly after the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION ADDING ARTICLE TEN, WHICH ELIMINATES CERTAIN DIRECTOR LIABILITY TO THE EXTENT PERMITTED BY MISSOURI LAW.

PROPOSAL 3 -RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP, as the Company's independent auditors to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 2001.

         A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. If the Company's shareholders do not ratify this appointment at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon the recommendation of the Audit Committee.

ANNUAL REPORT

         The Annual Report of the Company for fiscal 2000 accompanies this Notice of Annual Meeting and Proxy Statement.

FUTURE PROPOSALS

         Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company by January 2, 2002 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

         In order for a Shareholder to bring other business before the Annual Meeting of Shareholders, timely notice must be given to the Company by March 18, 2002. Such notice must include a description of the proposed business and the reasons therefor. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2000 FILED WITH THE COMMISSION IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO LMI AEROSPACE, INC., 3600 MUELLER ROAD, ST. CHARLES, MISSOURI 63302, ATTENTION: LAWRENCE E. DICKINSON.

By Order of the Board of Directors,

LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
May 2, 2001

APPENDIX A

LMI AEROSPACE, INC.

Audit Committee Charter

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

·	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

·	The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

·	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’’ Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

·	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

PROXY

LMI AEROSPACE, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 24, 2001

The undersigned hereby appoints Ronald S. Saks, with full power of substitution, or if Ronald S. Saks is unable or declines to exercise such rights hereunder, the undersigned appoints Lawrence E. Dickinson, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time, May 24, 2001, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

1.      ELECTION OF DIRECTORS:

|_|	FOR all nominees listed below (or such other person designated by the Board of Directors to replace any unavailable nominee) to be allocated among such nominees in his discretion

|_|	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Ronald S. Saks, Joseph Burstein and Tom D. Baker Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:

_________________________________           _________________________________
2.	APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION ADDING ARTICLE TEN:

|_| FOR |_| AGAINST |_| ABSTENTION
3.	RATIFICATION OF THE ENGAGEMENT OF ERNST & YOUNG AS INDEPENDENT AUDITOR:

               |_|     FOR     |_|      AGAINST     |_|     ABSTENTION

4.	OTHER MATTERS

In his discretion with respect to the transaction of such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION, FOR THE RATIFICATION OF ERNST & YOUNG AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                 DATE ______________________________, 2001

                                 ________________________________________

                                 ________________________________________

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.